As filed with the Securities and Exchange Commission on April 19, 2021

Registration No. 333-254719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Blonder Tongue Laboratories, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1611421
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Jake Brown Road

Old Bridge, New Jersey 08857 (732) 679-4000
(Address, Including ZIP code, and
Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Eric Skolnik

Senior Vice President and Chief Financial Officer

One Jake Brown Road

Old Bridge, New Jersey 08857

(732) 679-4000

(Name, Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Gary P. Scharmett, Esq.

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018
Telephone: (215) 564-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Primary Offering
Common Stock
Preferred Stock
Warrants(4)
Units(5)
Total Primary Offering			$10,000,000	$1,091
Secondary Offering
Common Stock(6)	214,274	1.14	244,273	27
Total	—	—	$10,244,273	$1,118

(1)	With respect to the primary offering, information with respect to each class is omitted pursuant to General Instruction II.D. of Form S-3. There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants to purchase shares of common stock and preferred stock, and such indeterminate number of units to be sold by the Registrant which together shall have an aggregate public offering price not to exceed $10,000,000. Any such securities registered hereunder may be sold by the Registrant separately or in combination with the other securities registered hereunder. Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities. With respect to the secondary offering, there are being registered hereunder such indeterminate number of shares of common stock as may be issued pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction.
(2)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3. With respect to the secondary offering, pursuant to Rule 457(c) under the Securities Act, the price per share is based on the average of the high and low prices of the Registrant’s common stock on April 16, 2021 as reported on the NYSE American.
(3)	With respect to the primary offering, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. With respect to the secondary offering, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on April 16, 2021, as reported on the NYSE American. A filing fee of $1,091 was paid with the initial filing of this Form S-3.
(4)	Warrants may represent rights to purchase shares of common stock, shares of preferred stock or other securities registered hereby.
(5)	Each unit consists of any combination of two or more of the securities being registered hereby.
(6)	Consists of shares of common stock issuable upon the exercise of warrants described in the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with offers and sales by the Registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $10,000,000 (the “Shelf Prospectus”); and one to be used in connection with the potential resale by the Selling Securityholders named therein from time to time of up to 214,274 shares of common stock issuable upon exercise of certain warrants held by the Selling Securityholders (the “Selling Securityholder Prospectus”).

The Selling Securityholder Prospectus is substantively identical to the Shelf Prospectus, except with respect to certain matters, including:

•	the outside and inside front covers, and the back cover, of each prospectus are different;

•	the prospectuses include different descriptions of the offering in the Prospectus Summary section;

•	the descriptions included in the prospectuses regarding use of proceeds, including the Use of Proceeds section, are different;

•	the Selling Securityholder Prospectus contains information regarding the transactions through which the Selling Securityholders acquired the warrants and the terms of the warrants, including their exercise prices;

•	the Selling Securityholder Prospectus contains certain information regarding the Selling Securityholders;

•	the Shelf Prospectus includes descriptions of preferred stock, warrants and units that may be offered and sold from time to time pursuant to that prospectus (and related prospectus supplement) that are omitted from the Selling Securityholder Prospectus; and

•	the prospectuses include different Plan of Distribution sections.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 19, 2021

PROSPECTUS

$10,000,000

Blonder Tongue Laboratories, Inc.

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell the securities identified above from time to time, in one or more transactions. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities to or through one or more agents, dealers or underwriters as designated by us from time to time, or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the NYSE American under the symbol “BDR.” On April 16, 2021 the last reported sale price of our common stock on the NYSE American was $1.12 per share. There is currently no market for the other securities we may offer. You are urged to obtain current market quotations of our common stock. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE American or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates, or public float, as of the date of this prospectus is approximately $11,572,751 million based on 6,728,344 shares of outstanding common stock held by non-affiliates, and a per share price of $1.72, which was the last reported sale price of our common stock on the NYSE American on February 24, 2021 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

In addition, we are registering for resale by means of a separate prospectus (the “Selling Securityholder Prospectus”) 214,274 shares of our common stock issuable upon exercise of certain warrants held by the selling securityholders identified in the Selling Securityholder Prospectus. We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. Sales of our securities to be offered pursuant to this prospectus, the Selling Securityholder Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857. Our telephone number is (732) 679-4000.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we are registering an unspecified amount of the securities described in this prospectus, and may sell any these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $10,000,000 (although pursuant to General Instruction I.B.6 of Form S-3 we may be limited to selling a lesser amount). This prospectus provides you with a general description of the securities we may offer and sell and is not meant to provide a complete description of each security. As a result, each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the offering, including specific amounts, prices and other terms of the securities being offered and other details related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Such information may be further updated by documents incorporated by reference into this prospectus or a prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.

This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

All references in this prospectus and any prospectus supplement to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern, our ability to maintain the listing of our shares on the NYSE American and the status of our efforts to obtain forgiveness of our PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

Blonder Tongue was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp. for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, we changed our name to Blonder Tongue Laboratories, Inc. Blonder Tongue completed the initial public offering of its shares of common stock in December 1995.

Today, Blonder Tongue is a technology research and development (“R&D”) company with U.S.-based manufacturing, that delivers a wide range of products and services to major telecommunications, cable and fiber optic service delivery operators, as well as broadcasters and media production companies. For over 70 years, our products have provided the latest technology for telecom company Central Offices (COs), cable operator headends, broadcaster studios (together “Telecom”), as well as to lodging/hospitality, multi-dwelling units/apartments (“MDU”) and a range of business to business (“B-B”) customers at a wide range of locations including university campuses, healthcare/hospitals, fitness centers, government facilities, military bases, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses. These applications are also variously described as commercial, institutional, and/or enterprise environments and will be referred to herein collectively as “CIE.” The customers we serve also include business entities distributing and installing private data delivery, broadband and video networks in these environments, including the world’s largest cable television operators, telecommunications providers and satellite providers, as well as integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video service providers.

We continue to be focused on the needs of an expanding group of customers, providing high quality, ultra-high reliability technology products to meet their needs and supporting those products following deployment. For over 70 years we have provided innovative solutions based on continually advancing technology. Since our founding, Blonder Tongue has continued to keep abreast of evolving technologies, from analog to digital television, Hybrid-Fiber Coax (“HFC”) networks with Quadrature Amplitude Modulation (“QAM”) edge devices, High Definition (“HD”) and Ultra HD (“4K”) and (“UHD”) encoding and transcoding, IPTV processing and distribution, multiscreen Adaptive Bit Rate (“ABR”) technologies and high-speed data delivery technologies.

Beginning in January 2020, Blonder Tongue has been implementing a strategic plan to improve operating results towards increasing shareholder value. This plan consists of:

o	Adapting operating expenses in line with expected revenue and income levels.
o	Focusing R&D on short-term high confidence opportunities with compelling ROI.
o	Expanding sales and marketing efforts directly to service operators.
o	Streamlining manufacturing operations and simplifying product offerings.
o	Increasing gross margins.

In 2019, Blonder Tongue initiated a consumer premise equipment (“CPE”) sales initiative. The products sold in 2019 comprise primarily Android-based IPTV set top boxes targeted to the Tier 2 and Tier 3 telecommunications and fiber optics-based service providers. Total CPE product sales, including product accessories and replacement parts, were $4,165,000 in 2020 and $3,977,000 in 2019.

Like many businesses throughout the United States and the world, we have been affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we can reasonably forecast when our sales might return to historical levels. However, we are currently taking steps to significantly reduce our expenses, including adjustments in our staffing (in the form of furloughs) and reductions in manufacturing activities, which we believe will improve our ability to continue our operations at current levels and meet our obligations to our customers.

Our manufacturing is allocated primarily between its facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located in the People’s Republic of China (“PRC”) as well as South Korea, Taiwan and Ohio. We currently manufacture most of our digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections at the Old Bridge Facility. Since 2007 we have transitioned and continue to manufacture certain high volume, labor intensive products, including many of our analog and other products, in the PRC, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) Blonder Tongue. Although we do not currently anticipate the transfer of any additional products to the PRC or other countries for manufacture, we may do so if business and market conditions make it advantageous to do so. Manufacturing products both at the Old Bridge Facility as well as in the PRC, South Korea, Taiwan and Ohio enables Blonder Tongue to realize cost reductions while maintaining a competitive position and time-to-market advantage.

The Company may, from time to time, provide manufacturing, research and development and product support services for other companies’ products. In 2015, the Company entered into an agreement with VBrick Systems, Inc. (“VBrick”) to provide procurement, manufacturing, warehousing and fulfillment support to VBrick for a line of high-end encoder products and sub-assemblies. Sales to VBrick of encoder products were approximately $145,000 and $602,000 in 2020 and 2019, respectively. Sales to VBrick for sub-assemblies were not material in 2020 or 2019.

Trading Market

Our common stock is listed on the NYSE American under the symbol “BDR.” None of our other outstanding securities are listed on any national securities exchange. If we do list any of our other securities on a securities exchange, that information will be provided in the applicable prospectus supplement.

Selling Securityholder Registration

In addition to the securities we are registering for sale from time to time after the registration statement of which this prospectus forms a part becomes effective, we are also registering for resale for offer and sale by means of the Selling Securityholder Prospectus an aggregate of 214,274 shares of our common stock issuable upon exercise of certain warrants held by the selling securityholders identified in the Selling Securityholder Prospectus. We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain outstanding warrants or upon the conversion of certain of our outstanding indebtedness. All of these securities may be sold by the holders of the securities from time to time in one or more transactions. The exercise prices of the warrants held by the selling securityholders identified in the Selling Securityholder Prospectus range from $0.55 to $1.25 per share. The exercise price of our other outstanding warrants is $1.25 per share, and the conversion prices of our convertible indebtedness range from $0.55 to $1.00. Sales of our securities to be offered pursuant to this prospectus, the Selling Securityholder Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Corporate Information

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, preferred stock, warrants and units that we may offer and issue under this prospectus and any applicable prospectus supplement. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and are or will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus or any prospectus supplement. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our certificate of incorporation and bylaws, as amended to date, which have been filed with or incorporated by reference in the registration statement of which this prospectus is a part.

The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The rights and preferences of the preferred stock may be established from time to time by our board of directors. As of April 16, 2021, there were 11,960,505 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Each holder of common stock is entitled to one vote per share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election if they so choose. All matters are decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting at any meeting of the stockholders during which a quorum is present, except as otherwise provided in our certificate of incorporation, our bylaws or by applicable law.

Because our certificate of incorporation permits our board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights that might limit the effect of the voting rights of holders of common stock.

Dividend Rights; Liquidation Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In addition, we may be party to one or more agreements, such as loan agreements and credit facilities, that will contractually limit our ability to pay dividends.

Because our certificate of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Redemption, Preemptive Rights and Repurchase Provisions

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption, repurchase or sinking fund provisions applicable to the common stock. Discretionary repurchases of our common stock may be subject to contractual prohibitions or limitations, including prohibitions or limitations included in loan agreements and credit facilities.

Potential Effects of Issuance of Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with a variety of corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of common stock;

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

●	acquisition of us by means of a non-negotiated tender offer or similar transaction;

●	a change of control by means of a proxy contest or other; or

●	removal of our incumbent directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our certificate of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

●	empower our board of directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of stockholders to remove directors;

●	prohibit action by the stockholders without a stockholder meeting;

●	eliminate cumulative voting in elections of directors;

●	require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

●	require advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

●	allow the board of directors to increase or decrease the number of directors.

Provisions of Applicable Law – Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an “interested stockholder” unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation of Liability and Indemnification

Section 145 of the DGCL allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further allows us to indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 102(b)(7) of the DGCL permits us to include in our certificate of incorporation a provision eliminating or limiting the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to Blonder Tongue or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, our certificate of incorporation and our bylaws each include provisions requiring us to indemnify directors and officers to the fullest extent permitted by the DGCL. Our certificate of incorporation and bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ours, is or was serving at our request as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which we may make to our directors and officers pursuant to the indemnification provisions summarized above or otherwise as a matter of law.

We also have entered into indemnification agreements with our directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

We believe that the foregoing policies and provisions of our governing documents are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE American under the symbol “BDR.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific certificates of designation will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the certificate of designation that contains the specific terms of the shares of any preferred stock we offer for sale.

General

Under the terms of our certificate of incorporation, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to a maximum of 5,000,000 shares of preferred stock in one or more series, with such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as determined by the board of directors. As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

The rights and privileges relating to any shares preferred stock we issue will be set forth in a certificate of designation. If we do issue any shares of preferred stock, we will make available the related certificate of designation. The terms included in the certificate of designation will provide additional detail and may be different than those summarized below. Because the certificate of designation will govern the shares of any preferred stock we issue, you should review the certificate of designation as that document, and not this summary, will define the rights and privileges of such shares.

In authorizing the issuance of any additional shares of our preferred stock, our board of directors may determine the following:

●	the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

●

the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

●

whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

●	the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

●	the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

●	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our certificate of incorporation and to the full extent now or hereafter permitted under Delaware law.

Terms

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related certificate of designation for specific terms of the shares of preferred stock of such series, including, where applicable:

●	the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;

●	the price or other consideration for which the shares will be issued;

●

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

●	the redemption or sinking fund provisions, if any;

●	whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

●	the voting powers, full or limited, if any, of the shares offered; and

●	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our board of directors may deem advisable.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Voting Rights

Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the certificate of designations establishing such series or (iii) as required by applicable law.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in certificate of designations and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Unless otherwise stated in the applicable prospectus supplement or the certificate of designations, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreement wan warrant certificate that contain the specific terms of the warrants we offer for sale.

General

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued separately or together with common stock or preferred stock offered and issued by any prospectus supplement and may be attached to or separate from such common stock or preferred stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants, or a warrant agreement to be entered into between us and a purchaser of warrant and/or a warrant certificate containing specific terms of the warrant.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

●	the title of the warrants;

●	the offering price for the warrants;

●	the aggregate number of warrants offered;

●	the designation and terms of the common stock or preferred stock, if any, purchasable upon exercise of the warrants;

●	the designation and terms of the common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

●	the date after which the warrants and any common stock or preferred stock, if any, issued with the warrants will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the dates on which the right to exercise the warrants begins and expires;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the manner of exercise;

●	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

●	a discussion of certain material United States federal income tax considerations;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	any redemption or call provisions applicable to the warrants;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

●	any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into or unit certificates that we may issue. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements and/or unit certificates will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the unit agreement and/or unit certificate that contains the specific terms of the units we offer for sale.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any. in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the particular units being offered and issued and the applicable unit agreement or unit certificate, including, where applicable:

●	the title of the series of units;

●	the price or prices at which such units will be issued;

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	a discussion of certain material United States federal income tax considerations; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” and “Description of Preferred Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to the public or to investors;

●	through agents to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through dealers;

●	directly to investors; or

●	through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

●	the terms of the offering;

●	the name or names of any underwriter, dealer or agent;

●	the public offering or purchase price of the securities and the proceeds we will receive from the sale;

●	any discounts and commissions to be allowed or paid to the underwriter or agent;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or reallowed or paid to dealers;

●	any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

●	any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2020 and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and includes, as set forth in their report thereon, an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 1, 2021, March 5, 2021, March 11, 2021 and April 7, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Blonder Tongue Laboratories, Inc.

$10,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

                  , 2021

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling securityholders named in this prospectus are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 19, 2021

PROSPECTUS

Blonder Tongue Laboratories, Inc.

214,274 Shares
Common Stock

The selling securityholders named in this prospectus may use this prospectus to offer and resell from time to time up to 214,274 shares of our common stock, par value $0.001 per shar, issuable by us upon the exercise of certain outstanding warrants to purchase shares of our common stock. The warrants were issued to broker-dealers that served as our placement agents in connection with private placements of our securities in 2020 and 2021, or to persons affiliated with the broker-dealers, in partial consideration for the services provided by the broker-dealers. We are registering the offer and resale of the shares to satisfy certain of our obligations under the terms of the warrants. See “Selling Securityholders—Private Placements” for additional information.

We will not receive any of the proceeds from the sale of the shares by the selling securityholders.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The selling securityholders, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the shares pursuant to Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of shares offered hereby, and all selling and other expenses incurred by them in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares offered hereby. For additional information on the methods of sale that may be used by the selling securityholders, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “BDR.” On April 16, 2021 the last reported sale price of our common stock on the NYSE American was $1.12 per share.

We also are registering on a “shelf” registration statement certain securities that we may offer from time to time in the future pursuant to the prospectus forming a part of that registration statement (including any prospectus supplement, the “Primary Offering Prospectus”), including common stock, preferred stock, warrants and units, in one or more offerings, up to an aggregate offering amount of $10,000,000 (although pursuant to applicable SEC rules, we may be limited to selling a lesser amount). We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. Sales of our securities to be offered pursuant to this prospectus, the Primary Offering Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”), that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in any of our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act using a “shelf” registration process. The selling securityholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of common stock offered by this prospectus. Information about the selling securityholders may change over time. When the selling securityholders sell shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling securityholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling securityholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus and any prospectus supplement to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern, our ability to maintain the listing of our shares on the NYSE American and the status of our efforts to obtain forgiveness of our PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

Blonder Tongue was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp. for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, we changed our name to Blonder Tongue Laboratories, Inc. Blonder Tongue completed the initial public offering of its shares of common stock in December 1995.

Today, Blonder Tongue is a technology research and development (“R&D”) company with U.S.-based manufacturing, that delivers a wide range of products and services to major telecommunications, cable and fiber optic service delivery operators, as well as broadcasters and media production companies. For over 70 years, our products have provided the latest technology for telecom company Central Offices (COs), cable operator headends, broadcaster studios (together “Telecom”), as well as to lodging/hospitality, multi-dwelling units/apartments (“MDU”) and a range of business to business (“B-B”) customers at a wide range of locations including university campuses, healthcare/hospitals, fitness centers, government facilities, military bases, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and smallmedium businesses. These applications are also variously described as commercial, institutional, and/or enterprise environments and will be referred to herein collectively as “CIE.” The customers we serve also include business entities distributing and installing private data delivery, broadband and video networks in these environments, including the world’s largest cable television operators, telecommunications providers and satellite providers, as well as integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video service providers.

We continue to be focused on the needs of an expanding group of customers, providing high quality, ultra-high reliability technology products to meet their needs and supporting those products following deployment. For over 70 years we have provided innovative solutions based on continually advancing technology. Since our founding, Blonder Tongue has continued to keep abreast of evolving technologies, from analog to digital television, Hybrid-Fiber Coax (“HFC”) networks with Quadrature Amplitude Modulation (“QAM”) edge devices, High Definition (“HD”) and Ultra HD (“4K”) and (“UHD”) encoding and transcoding, IPTV processing and distribution, multiscreen Adaptive Bit Rate (“ABR”) technologies and high-speed data delivery technologies.

Beginning in January 2020, Blonder Tongue has been implementing a strategic plan to improve operating results towards increasing shareholder value. This plan consists of:

o	Adapting operating expenses in line with expected revenue and income levels.

o	Focusing R&D on short-term high confidence opportunities with compelling ROI.

o	Expanding sales and marketing efforts directly to service operators.

o	Streamlining manufacturing operations and simplifying product offerings.

o	Increasing gross margins.

In 2019, Blonder Tongue initiated a consumer premise equipment (“CPE”) sales initiative. The products sold in 2019 comprise primarily Android-based IPTV set top boxes targeted to the Tier 2 and Tier 3 telecommunications and fiber optics-based service providers. Total CPE product sales, including product accessories and replacement parts, were $4,165,000 in 2020 and $3,977,000 in 2019.

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Like many businesses throughout the United States and the world, we have been affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we can reasonably forecast when our sales might return to historical levels. However, we are currently taking steps to significantly reduce our expenses, including adjustments in our staffing (in the form of furloughs) and reductions in manufacturing activities, which we believe will improve our ability to continue our operations at current levels and meet our obligations to our customers.

Our manufacturing is allocated primarily between its facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located in the People’s Republic of China (“PRC”) as well as South Korea, Taiwan and Ohio. We currently manufacture most of our digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections at the Old Bridge Facility. Since 2007 we have transitioned and continue to manufacture certain high volume, labor intensive products, including many of our analog and other products, in the PRC, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) Blonder Tongue. Although we do not currently anticipate the transfer of any additional products to the PRC or other countries for manufacture, we may do so if business and market conditions make it advantageous to do so. Manufacturing products both at the Old Bridge Facility as well as in the PRC, South Korea, Taiwan and Ohio enables Blonder Tongue to realize cost reductions while maintaining a competitive position and time-to-market advantage.

The Company may, from time to time, provide manufacturing, research and development and product support services for other companies’ products. In 2015, the Company entered into an agreement with VBrick Systems, Inc. (“VBrick”) to provide procurement, manufacturing, warehousing and fulfillment support to VBrick for a line of high-end encoder products and sub-assemblies. Sales to VBrick of encoder products were approximately $145,000 and $602,000 in 2020 and 2019, respectively. Sales to VBrick for sub-assemblies were not material in 2020 or 2019.

Trading Market

Our common stock is listed on the NYSE American under the symbol “BDR.” None of our other outstanding securities are listed on any national securities exchange. If we do list any of our other securities on a securities exchange, that information will be provided in the applicable prospectus supplement.

Other Potential Offerings

In addition to the shares we are registering for resale by the selling securityholders, we also are registering on a “shelf” registration statement certain securities that we may offer from time to time in the future pursuant to the Primary Offering Prospectus, including common stock, preferred stock, warrants and units, in one or more offerings, up to an aggregate offering amount of $10,000,000 (although pursuant to applicable SEC rules, we may be limited to selling a lesser amount). We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. The exercise prices of the warrants held by the selling securityholders identified in this prospectus range from $0.55 to $1.25 per share. he exercise price of our other outstanding warrants is $1.25 per share, and the conversion prices of our convertible indebtedness range from $0.55 to $1.00. Sales of our securities to be offered pursuant to this prospectus by the selling securityholders, the Primary Offering Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Corporate Information

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

2

Summary of the Offering

Common Stock Offered by the Selling Securityholders	Up to 214,274 shares of common stock issuable by us upon the exercise of the warrants issued to the selling securityholders.

Selling Securityholders	All of the shares of common stock are being offered by the selling securityholders named herein. See “Selling Securityholders” on page 5 of this prospectus for more information on the selling securityholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. If the warrants are exercised for cash, we will receive the proceeds from the exercise of such warrants.

Registration Rights	The terms of the warrants provided the holders with “piggyback” registration rights. The registration statement, of which this prospectus forms a part, registers the shares of common stock issuable by us upon exercise of the warrants for resale by the selling securityholders. We have agreed to keep this prospectus effective for use by the selling securityholders until Rule 144 or another similar exemption under the Securities Act is available for the resale of the shares by the holders.

Plan of Distribution

The selling securityholders named in this prospectus, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the shares of common stock from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the shares under Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling securityholders.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the SEC, that are incorporated or deemed to be incorporated by reference in this prospectus, to read about other risk factors you should consider before making a decision to invest in the common stock.

NYSE American Symbol	“BDR”

3

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus and any prospectus supplement.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling securityholders, and we will not receive any proceeds from the sale of these shares of common stock. If the warrants are exercised for cash, we will receive the proceeds from the exercise of such warrants.

4

SELLING SECURITYHOLDERS

Private Placements

In connection with private placements of our securities in 2020 and 2021, we issued warrants to purchase shares of our common stock to the broker-dealers serving as placement agents in connection with those transactions, or to persons affiliated with those broker-dealers, in partial consideration for the services provided by the broker-dealers. In May 2020, in connection with a private placement of convertible subordinated debt, we issued a warrant to purchase 22, 273 shares of our common stock at an exercise price of $0.55 per share to VFT Special Ventures, Ltd. (VFT”), which is affiliated with the placement agent assisting us in that transaction, Emerging Growth Equities, Ltd. (“EGE”). In December 2020, in connection with a private placement of our common stock and warrants, we issued (i) a warrant to purchase 12,500 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 6,250 shares of our common stock at an exercise price of $1.25 per share to VFT, (ii) a warrant to purchase 13,125 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 6,563 shares of our common stock at an exercise price of $1.25 per share to Carter, Terry and Company, Inc. (“Carter Terry”) and (iii) a warrant to purchase 74,375 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 37,188 shares of our common stock at an exercise price of $1.25 per share to Adam Cabibi, who is affiliated with Carter Terry. EGE and Carter Terry served as our placement agents in this transaction. In January 2021, in connection with a private placement of convertible subordinated debt, we issued a warrant to purchase 42,000 shares of our common stock at an exercise price of $1.00 per share to VFT. EGE served as our placement agent in this transaction.

The matters summarized above are further described in our Current Reports on Form 8-K filed with the SEC on April 27, 2020, December 16, 2020 and February 1, 2021. We urge you to review those filings for additional information.

Information About Selling Securityholder Offering

The shares of common stock being offered by the selling securityholders are those that are issuable by us to the selling securityholders upon exercise of the warrants described above in “—Private Placements.” We are registering the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time following the issuance of shares to them in connection with the exercise of the warrants. Except for the investment banking services described in “—Private Placements” and their ownership of the warrants, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of shares of our common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling securityholder as of April 15, 2021, based on the selling securityholder’s ownership of warrants, assuming full exercise of the warrants held by such selling securityholder, without regard to any conditions to or limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling securityholders. The fourth column assumes the sale of all of the shares offered by the selling securityholders pursuant to this prospectus. The selling securityholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Adam Cabibi(1)	111,563	111,563	0

Carter, Terry & Co., Inc.(2)	19,688	19,688	0

VFT Special Ventures, Ltd.(3)	83,023	83,023	0

(1)	The selling securityholder’s address is 4310 Hammerstone Ct., Norcross, GA 30092.

(2)	Timothy J. Terry has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling securityholder’s address is 3060 Peachtree Road, Atlanta, GA 30305.

(3)	Gregory J. Berlacher has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling securityholder’s address is One Town Place, Suite 200, Bryn Mawr, PA 19010.

5

DESCRIPTION OF SECURITIES

The following description summarizes the material terms of the common stock that may be offered and sold by the selling securityholders under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our certificate of incorporation and bylaws, as amended to date, which have been filed with or incorporated by reference in the registration statement of which this prospectus is a part.

The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The rights and preferences of the preferred stock may be established from time to time by our board of directors. As of April 16, 2021, there were 11,960,505 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Each holder of common stock is entitled to one vote per share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election if they so choose. All matters are decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting at any meeting of the stockholders during which a quorum is present, except as otherwise provided in our certificate of incorporation, our bylaws or by applicable law.

Because our certificate of incorporation permits our board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights that might limit the effect of the voting rights of holders of common stock.

Dividend Rights; Liquidation Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In addition, we may be party to one or more agreements, such as loan agreements and credit facilities, that will contractually limit our ability to pay dividends.

Because our certificate of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

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In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Redemption, Preemptive Rights and Repurchase Provisions

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption, repurchase or sinking fund provisions applicable to the common stock. Discretionary repurchases of our common stock may be subject to contractual prohibitions or limitations, including prohibitions or limitations included in loan agreements and credit facilities.

Potential Effects of Issuance of Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with a variety of corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of common stock;

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

●	acquisition of us by means of a non-negotiated tender offer or similar transaction;

●	a change of control by means of a proxy contest or other; or

●	removal of our incumbent directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Provisions of Our Governing Documents. Our certificate of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

●	empower our board of directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of stockholders to remove directors;

●	prohibit action by the stockholders without a stockholder meeting;

●	eliminate cumulative voting in elections of directors;

●	require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

●	require advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

●	allow the board of directors to increase or decrease the number of directors.

Provisions of Applicable Law – Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an “interested stockholder” unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

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●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation of Liability and Indemnification

Section 145 of the DGCL allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further allows us to indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 102(b)(7) of the DGCL permits us to include in our certificate of incorporation a provision eliminating or limiting the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to Blonder Tongue or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, our certificate of incorporation and our bylaws each include provisions requiring us to indemnify directors and officers to the fullest extent permitted by the DGCL. Our certificate of incorporation and bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ours, is or was serving at our request as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

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We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which we may make to our directors and officers pursuant to the indemnification provisions summarized above or otherwise as a matter of law.

We also have entered into indemnification agreements with our directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

We believe that the foregoing policies and provisions of our governing documents are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE American under the symbol “BDR.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

Each selling securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective for use by the selling securityholders until Rule 144 or another similar exemption under the Securities Act is available for the resale of the shares by the holder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2020 and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and includes, as set forth in their report thereon, an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 1, 2021, March 5, 2021, March 11, 2021 and April 7, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

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You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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Blonder Tongue Laboratories, Inc.

214,274 Shares

Common Stock

PROSPECTUS

                      , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by Customers Bancorp, Inc. All amounts are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee	$1,118
FINRA filing fee	*
Accounting fees and expenses	27,500
Legal fees and expenses	30,000
Transfer agent fees and expenses	*
Printing fees and expenses	*
Blue Sky qualification fees and expenses	*
Miscellaneous	*
Total	$58,618

*	These fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant’s Restated Certificate of Incorporation provides that the registrant’s directors shall not be liable to the registrant or the registrant’s stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws each also include provisions requiring the registrant to indemnify directors and officers to the fullest extent permitted by the DGCL. The Restated Certificate of Incorporation and Amended and Restated Bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant, is or was serving at the request of the registrant as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by the registrant against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

The registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the registrant with respect to payments which may be made by the registrant to these directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The registrant has also entered into indemnification agreements with the registrant’s directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Restated Certificate of Incorporation of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file No. 33-98070, originally filed with the SEC on October 12, 1995, as amended.

3.2	Amended and Restated Bylaws of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, K, filed with the SEC on March 23, 2018.

3.3	Amended and Restated Bylaws of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 20, 2018.

3.4	Form of Certificate of Designation.*

4.1	Specimen stock certificate of Blonder Tongue Laboratories, Inc. common stock, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file No. 33-98070, originally filed with the SEC on October 12, 1995, as amended.

4.2	Warrant to VFT Special Ventures, Ltd., incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, file No. 33-252088, filed with the SEC on January 14, 2021.

4.3	Senior Subordinated Convertible Loan and Security Agreement dated as of April 8, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, K, filed with the SEC on April 9, 2020.

4.4	First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of April 24, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2020.

4.5	Form of Purchaser Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.6	Form of Placement Agent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.7	Form of Placement Agent Contingent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.8	Second Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of December 28, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 29, 2020.

4.9	Form of Placement Agent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2021.

4.10	Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of January 28, 2021 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2021.

4.11	Form of Preferred Stock Certificate.*

4.12	Form of Warrant Agreement (including form of Warrant).*

4.13	Form of Unit Agreement.*

5.1	Opinion of Stradley Ronon Stevens & Young, LLP (filed herewith).

23.1	Consent of Marcum LLP (filed herewith).

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney**

*	To be filed subsequently by an amendment to the registration statement or, to the extent permitted, by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	Previously Filed.

Item 17.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (1) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Old Bridge, State of New Jersey, on April 19, 2021.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Edward R. Grauch
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Grauch	Chief Executive Officer and President	April 19, 2021
Edward R. Grauch	(Principal Executive Officer)

/s/ Eric Skolnik	Senior Vice President and Chief Financial Officer	April 19, 2021
Eric Skolnik	(Principal Financial and Accounting Officer)

*	Director	April 19, 2021
Anthony Bruno

*	Director	April 19, 2021
James F. Williams

*	Director	April 19, 2021
Charles E. Dietz

*	Director	April 19, 2021
Robert J. Pallé

*	Director	April 19, 2021
Gary P. Scharmett

*	Director	April 19, 2021
Steven L. Shea

*	Director	April 19, 2021
James H. Williams

*	Director	April 19, 2021
Stephen K. Necessary

*	Director	April 19, 2021
John Burke

*	Director	April 19, 2021
Michael Hawkey

*	Director	April 19, 2021
Rick Briggs

* By:	/s/ Eric Skolnik
Attorney-in-fact